Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Littelfuse, Inc.

Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements of Littelfuse, Inc. on Form S-3 (File No. 333-221147) and on Forms S-8 (File Nos. 333-221147, 333-217632, 333-209865, 333-166953, 333-64285, 333-134699, and 333-134700) of our reports dated June 12, 2017, relating to the consolidated financial statements and the effectiveness of IXYS Corporation’s internal control over financial reporting, which appears in this Current Report on Form 8-K/A.

/s/ BDO USA, LLP

San Jose, California

March 22, 2018